Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type		Carry Forward File Number		Carry Forward Initial effective date		Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (2)	11,671,257(3)	14.94(2)	174,368,579.58	0.00014760	25,736.80	N/A		N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (4)	58,356,285(3)	5.07(4)	295,866,364.95	0.00011020	32,604.47	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A		N/A		N/A
	Total Offering Amounts					174,368,580		25,736.80
	Total Fees Previously Paid							32,604.47
	Total Fee Offsets							25,736.80
	Net Fee Due							0.00

(1)    ARMOUR Residential REIT, Inc. (the “Registrant”) previously paid $32,604.47 in registration fees with respect to 58,356,285 pre-split shares of common stock (11,671,257 post-split shares) (the “ATM Common Shares”) to which this prospectus supplement relates, which were previously registered on the Registrant's Registration Statement on Form S-3 (Registration No. 333-253311) filed by the Registrant on February 19, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). On September 29, 2023, the Registrant effected a one-for-five reverse stock split of its common stock (the “Reverse Stock Split”). This prospectus supplement proportionally adjusts the ATM Common Shares offered under the Equity Sales Agreement by and among the Registrant, ARMOUR Capital Management LP and the agents party thereto. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fees due hereunder against the $32,604.47 previously paid. Accordingly, no filing fee is due.
(2)     Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on the New York Stock Exchange on October 23, 2023.
(3)    Represents the 11,671,257 post-split ATM Common Shares of the Registrant adjusted for the Reverse Stock Split.
(4)    Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on the New York Stock Exchange on July 20, 2023. The prospectus supplement to which this fee previously paid relates was originally filed with the Securities and Exchange Commission on July 26, 2023.